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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT

                           THE PRINCETON REVIEW, INC.

         This employment Agreement is between Steve Quattrociocchi ("Exec") and The Princeton Review, Inc. ("TPR"), and is subject to the terms of the Executive Compensation Policy Statement, the current form of which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1. Job Description: Exec shall serve as the Executive VP of the Test Prep Division.

2. Compensation: TPR shall pay Exec $275,000 per year, increasing annually by 3%. He shall also receive a bonus of up to 50% of base salary.

3. Stock Option Grant: TPR shall grant Exec an option to purchase 50,000 shares of Common Stock, as authorized by TPR's Compensation Committee, at fair market value as indicated by the closing price of REVU on April 22, 2002. These options shall be subject to the terms and conditions of The Princeton Review, Inc. Stock Option Grant attached hereto.

4. Term: This Agreement has an initial expiration date of February 14, 2004 but will automatically be extended for additional two-year periods upon the completion of the initial term and any two-year extension period thereafter until (i) Exec voluntarily terminates employment or (ii) TPR gives contrary written notice to Exec at least 6 months prior to the completion of the initial term or any two-year extension period thereafter. TPR will not be under any obligation to make additional option grants, such as those described in paragraph 3 above, for any extension terms of this Agreement unless agreed by TPR and Exec.

5. Severance Payments and Benefits: If TPR terminates Exec's employment without Cause, then in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section
     5.3 of the Policy Statement, TPR will pay Exec an amount equal to his annual base salary for an additional twelve months following termination.

6. Spite: Remedies available to TPR under Section 2.4.2 of the Policy Statement shall not include repayment of stock option appreciation.



Agreed to this April 10, 2002.


    /s/ Mark Chernis                                 /s/ Steve Quattrociocchi
----------------------------                     ------------------------------
Mark Chernis                                     Steve Quattrociocchi
President, TPR